POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED INSURANCE SERIES and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-14 relating to the proposed reorganization of Money Market Portfolio, a portfolio of EquiTrust Variable Insurance Series Fund, Inc., into Federated Prime Money Fund II; High Grade Bond Portfolio and Strategic Yield Portfolio, each a portfolio of EquiTrust Variable Insurance Series Fund, Inc., into Federated Quality Bond Fund II; Managed Portfolio, a portfolio of EquiTrust Variable Insurance Series Fund, Inc., into Federated Capital Income Fund II; and Value Growth Portfolio and Blue Chip Portfoio, each a portfolio of EquiTrust Variable Insurance Series Fund, Inc., into Federated Capital Appreciation Fund II, each Federated fund a portfolio of Federated Insurance Series, and any amendments to the Registration Statement, including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission’s electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	TITLE	DATE

/S/ John F. Donahue
John F. Donahue	Trustee	April 14, 2011

/S/ John B. Fisher
John B. Fisher	President	April 14, 2011
(Principal Executive Officer)

/S/ Richard A. Novak		April 14, 2011
Richard A. Novak	Treasurer
(Principal Financial Officer)

/S/ Nicholas P. Constantakis		April 14, 2011
Nicholas P. Constantakis	Trustee

/S/ John F. Cunningham
John F. Cunningham	Trustee	April 14, 2011

/S/ J. Christopher Donahue
J. Christopher Donahue	Trustee	April 14, 2011

Merger of various EquiTrust Variable Insurance Series into various portfolios of Federated Insurance Series

/S/ Maureen Lally-Green
Maureen Lally-Green	Trustee	April 14, 2011

/S/ Peter E. Madden
Peter E. Madden	Trustee	April 14, 2011

/S/ Charles F. Mansfield, Jr.
Charles F. Mansfield, Jr.	Trustee	April 14, 2011

/S/ R. James Nicholson
R. James Nicholson	Trustee	April 14, 2011

/S/ Thomas M. O’Neill
Thomas M. O’Neill	Trustee	April 14, 2011

/S/ John S. Walsh
John S. Walsh	Trustee	April 14, 2011

/S/ James F. Will
James F. Will	Trustee	April 14, 2011